EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

August 31, 2009

Contact: CONTACT:

Pfeiffer High Investor Relations, Inc.

Geoff High: 303-393-7044

LAW ENFORCEMENT ASSOCIATES APPOINTS INTERIM CHIEF EXECUTIVE OFFICER

RALEIGH, N.C. - August 31, 2009 - Law Enforcement Associates Corporation (LEA) (OTCBB: LAWE), the largest U.S.-based developer and manufacturer of electronic surveillance equipment, today announced the appointment of Alan Terry as interim president and chief executive officer. Terry, who holds a master's degree from the Wharton School of the University of Pennsylvania, joins LEA with an extensive background in executive management with several successful companies. He replaces Paul Feldman, who has served as LEA's president since 2001.

Anthony Rand, LEA's chairman said, "Alan joins LEA with more than 20 years of experience in business operations, financial management and product marketing, and I am confident LEA will benefit from his efforts as interim president and CEO. I have worked with Alan on several successful business ventures, and have first-hand knowledge of his strong management abilities and operational expertise."

Terry, 50, will preside as CEO for an indefinite period as he assesses the strengths and opportunities of the company. He is a candidate to be named by the board as the permanent chief executive.

Terry said, "LEA appears positioned to capitalize on a range of emerging opportunities in its core law enforcement, security and military end markets, as well as various ancillary industries. Our objective is to enhance shareholder value by aggressively pursuing these prospects, while concurrently maintaining our focus on operational efficiencies, outstanding customer service and an active product development program. I look forward to working closely with the board and the entire LEA team in our pursuit of these objectives."

Rand added, "The board intends to support Alan by fully leveraging the talent and extensive industry-related knowledge of our directors." Rand, an LEA director since 2003 and the senate majority leader for the state of North Carolina, serves on the LEA board with General James Lindsay, Joseph Jordan, Martin Perry and former CEO Paul Feldman. General Lindsay, who has served on the board since 2004, is a retired four star general who commanded United States Special Operations Command. Since his retirement he has served as a Senior Mentor with the Army's Battle Command Training Program. Perry, a director since 2003, also is LEA's director of sales and is a member of several law enforcement associations, including the International Forensics Institute. Feldman, a director since 2003, is a graduate of Duke University and a member of several industry organizations, including the Corporate Advisory Board of the National Drug Enforcement Officers Association, the American Society of Industrial Security, and the Narcotic Officers Associations of North Carolina, Arizona, California and Texas. Jordan, a director since 2004, is a partner in the accounting firm of Jordan & Delaney LLP and a member of the American Institute of CPAs.

About Law Enforcement Associates Corporation

LEA is a leading security and surveillance technology Company that manufactures and markets a diverse product line to the worldwide law enforcement, military, security and corrections markets. The Company's Audio Intelligence Devices (AID) division has been serving the law enforcement sector for more than 30 years and is one of the most respected names in the surveillance equipment industry. LEA's products are used by a wide variety of government and non-governmental agencies, as well as public and private companies. These include military bases, nuclear facilities, embassies, government installations, oil refineries, United Nations and NATO locations. LEA's products have been used at high-profile events such as the Summer & Winter Olympics, Super Bowl, U.S. Golf Championship, and the Democratic and Republican National Conventions. Its products include the Under Vehicle Inspection System (UVIS), EDK123 (Explosive Detection Kit), Bloodhound and Birddog GPS Tracking Systems, Graffiti Cam, Letter-bomb Visualizer Spray, and a wide variety of Audio & Video Surveillance Equipment. Headquartered in Raleigh, N.C., the Company has been featured in many industry publications and websites. For more information, please visit www.leacorp.com.

Forward-Looking and Cautionary Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases "may," "could," "should," "expect," "anticipate," "plan," "believe," "seek," "estimate," "predict," "project" or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For description of factors that may cause actual results to differ materially from such forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended 2008, and other reports from time to time filed or furnished to the Securities and Exchange Commission. We do not undertake to update any forward-looking statement that may be made from time to time by us or on our behalf.

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